UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.     )

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AMAG Pharmaceuticals, Inc.
(Name of Registrant as Specified In Its Charter)

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The following is the text of an email sent to AMAG employees on September 4, 2019:

To: All Staff

From: Executive Team mailbox (sent by Loraine)

Subject: Company Update on Caligan Partners Consent Solicitation

Dear colleagues,

Earlier today, Caligan Partners commenced a “consent solicitation,” a formal process to request our shareholders to act by written consent to take corporate action, to replace four new directors of our Board and take certain related other actions. In response, we issued a press release that you can find here.

We have created a page on myAMAG that will be updated with developments.  You can find the page here (and also by clicking the menu on the top of the homepage and clicking “Caligan Partners”).  We encourage you to visit this page regularly to learn about updates.  Additionally, you can continue to submit anonymous questions through the Google Form.

We recognize that this news may be distracting, but it’s important for all of us to remain focused on our day-to-day activities.  As we focus on achieving our goals, we’ll be further positioned to positively impact patients and create long-term value.

Regards,

Executive Team

Important Additional Information and Where to Find It

In connection with the consent solicitation initiated by Caligan, the Company intends to file a consent revocation statement and accompanying consent revocation card and other relevant documents with the Securities and Exchange Commission (the “SEC”). STOCKHOLDERS ARE STRONGLY ENCOURAGED TO READ THE COMPANY’S CONSENT REVOCATION STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO), ACCOMPANYING CONSENT REVOCATION CARD AND ALL OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE AS THEY WILL CONTAIN IMPORTANT INFORMATION. Stockholders may obtain a free copy of the consent revocation statement, any amendments or supplements to the consent revocation statement and other documents that the Company files with the SEC at the SEC’s website at www.sec.gov or the Company’s website at http://ir.amagpharma.com as soon as reasonably practicable after such materials are electronically filed with, or furnished to, the SEC.

Certain Information Regarding Participants to the Solicitation

The Company, its directors and certain of its executive officers will be deemed participants in the solicitation of consent revocations from the Company’s stockholders. Information regarding the direct and indirect interests, by security holdings or otherwise of the Company’s directors and executive officers is set forth in the Company’s definitive proxy statement for the 2019 Annual Meeting of Stockholders filed with the SEC on April 15, 2019. To the extent that such participants’ holdings in the Company’s securities have changed since the filing of such proxy statement, such changes have been reflected on Initial Statements of Beneficial Ownership on Form 3, Statements of Change in Ownership on Form 4 or Annual Statements of Changes in Beneficial Ownership of Securities on Form 5 filed with the SEC. These documents can be found on the SEC’s website at www.sec.gov or the Company’s website at

http://ir.amagpharma.com. Updated information regarding the identities of potential participants, and their direct or indirect interests, by security holdings or otherwise, will be set forth in the Company’s consent revocation statement in connection with the solicitation of consent revocations from the Company’s stockholders and other relevant documents to be filed with the SEC.

Forward-Looking Statements

This press release contains forward-looking information about AMAG within the meaning of the Private Securities Litigation Reform Act of 1995 and other federal securities laws. Any statements contained herein which do not describe historical facts, including, among others, the belief that any corporate action taken must be for the benefit of all Company shareholders and must be rooted in a strong understanding of the pharmaceutical industry, AMAG’s business and its important milestones ahead, beliefs about AMAG’s strategy and long-term value creation, beliefs about AMAG’s strategic plan and implementation thereof, beliefs about AMAG’s financial profile and its Board and expectations as to and beliefs about the consent solicitation are forward-looking statements which involve risks and uncertainties that could cause actual results to differ materially from those discussed in such forward-looking statements.

Such risks and uncertainties include, among others, the impact and results of the consent solicitation and other activism activities by Caligan and/or other activist investors; as well as those risks identified in AMAG’s filings with the SEC, including its Annual Report on Form 10-K for the year ended December 31, 2018, its Quarterly Reports on Form 10-Q for the quarters ended March 31, 2019 and June 30, 2019 and subsequent filings with the SEC which are available at the SEC’s website at www.sec.gov. Any such risks and uncertainties could materially and adversely affect AMAG’s results of operations, its profitability and its cash flows, which would, in turn, have a significant and adverse impact on AMAG’s stock price. AMAG cautions you not to place undue reliance on any forward-looking statements, which speak only as of the date they are made. AMAG disclaims any obligation to publicly update or revise any such statements to reflect any change in expectations or in events, conditions or circumstances on which any such statements may be based, or that may affect the likelihood that actual results will differ from those set forth in the forward-looking statements.